Exhibit 2.p

Page 1 of 9 HF-10112_d (Rev. 12/22) Hartford Schroders Private Opportunities Fund Investor Application This Investor Application is utilized for the offering of shares of beneficial interest (the ‘‘Shares’’) of the Hartford Schroders Private Opportunities Fund (the ‘‘Fund’’). This Investor Application may be used only by investors that are accredited investors within the meaning given to such term in Rule 501(a) of Regulation D under the U.S. Securities Act of 1933, as amended (the ‘‘Securities Act’’). The Fund will accept initial and additional purchases of Class A Shares, Class I Shares, and Class SDR Shares commencing the first day of each month. All Investor Applications must be received no later than five business days before the last business day of the same month for a subscription to be accepted. Purchases of Fund Shares must be made by wire. All wired amounts must be received no later than three business days before the last business day of the same month for a subscription to be accepted and effective as of the beginning of the month immediately following such receipt. Note that subscriptions by individual retirement accounts (IRAs) require the signature of the qualified IRA custodian or trustee of the IRA. For more information, please call us toll-free at (888) 843-7824 Fax number: (816) 569-9263 or toll-free at (833) 967-4133 Completed applications including custodial section, if applicable, can be sent to: U.S. Mailing Address: Overnight Address: Hartford Funds Hartford Funds P.O. Box 219572 430 W 7th Street Suite 219572 Kansas City, MO 64121-9572 Kansas City, MO 64105-1407 Wiring Instructions: UMB Bank N.A. 1055 Broadway Blvd, Ste 311 Kansas City, Mo 64105-1575 ABA: 1010-0069-5 Account Number:9872654757 Account Name: DST Systems Inc., As Agent for Hartford Funds FBO: (Insert Investor Name) Acknowledgement A. I agree to become a shareholder of the Fund and in connection therewith subscribe for and agree to purchase Shares of the Fund on the terms provided for herein, in the Prospectus, the Statement of Additional Information, the Agreement and Declaration of Trust, and the By-Laws (collectively, the ‘‘Fund Agreements’’) and in the Privacy Policy of the Fund in which I am investing and agree to be bound by their terms and conditions. I certify that I have the authority and legal capacity to make this purchase and that I am of legal age in my state of residence. B. I authorize the Fund and its agents to act upon instructions (by phone, in writing or other means) believed to be genuine and in accordance with the procedures described in the Prospectus for this account. I agree that neither the Fund nor the transfer agent will be liable for any loss, cost or expense for acting on such instructions. C. I am aware that an investment in the Fund involves substantial risks and have determined that a subscription is a suitable investment for me and that, at this time, I can bear a complete loss of my entire investment therein. I also understand that the Fund has limited liquidity and that the investment should be deemed to be illiquid. D. I understand that under the Fund Agreements, shareholders cannot redeem Shares from the Fund and Shares cannot be transferred, except as provided in the Fund Agreements. I understand that liquidity will generally only be available through periodic tender offers by the Fund, and I understand that the Fund is under no legal obligation to conduct any such tender offers. Consequently, I acknowledge that I am aware that I may have to bear the economic risk of investment in the Fund indefinitely. E. I will acquire Shares of the Fund for my own account for investment purposes only, and not with a view to or for the re-sale, distribution or fractionalization thereof, in whole or in part. I agree not to offer, sell, transfer, pledge, hypothecate or otherwise dispose of, directly or indirectly, all or any number of the Shares or any interest therein, except in accordance with the terms and provisions of the Fund Agreements and applicable law. F. I certify that I am not a Foreign Financial Institution as defined in the U.S.A. Patriot Act. G. ERISA Plans and Individual Retirement Accounts (“IRA”) 1. I certify that if I am a Fiduciary executing this investor certification on behalf of an employee benefit plan as defined

Hartford Schroders Private Opportunities Fund Investor Application Page 2 of 9 HF-10112_d (Rev. 12/22) in Section 3(3) of the United States Employee Retirement Income Security Act of 1974, as amended (‘‘ERISA’’), that is subject to ERISA (a ‘‘Plan’’), such as 401(k) plans and Keogh plans, I represent and warrant that Hartford Funds Management Company, LLC (the ‘‘Investment Manager’’), Schroder Investment Management North America Inc. and Schroders Capital Management (US) Inc. (the “Sub-Advisers”), Hartford Funds Distributors, LLC (the “Distributor”), and their affiliates or agents have not acted as a Fiduciary under ERISA with respect to the purchase, holding or disposition of Shares, and that no advice provided by the Investment Manager, Sub-Advisers or any of their affiliates has formed a basis for any investment decision by the Plan or me in connection with such purchase, holding or disposition. 2. I further represent and warrant that the investment by the Plan in the Fund is prudent for the Plan (taking into account any applicable liquidity and diversification requirements of ERISA), and that the investment in the Fund is permitted under ERISA, the Internal Revenue Code, other applicable law and the governing plan documents of the Plan. 3. I further represent and warrant that the Plan’s purchase of the Shares does not, and will not (to the best of the Plan’s knowledge and assuming compliance by the Fund with its governing agreements), result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Internal Revenue Code (or in the case of any governmental plan or other plan that is not subject to the foregoing-referenced Section 406 or Section 4975, any Federal, state or local law that is substantially similar thereto). 4. I acknowledge that if I require minimum annual distributions from a retirement account through which I hold shares of the Fund, I am responsible for coordinating such minimum distributions with the Fund’s schedule for repurchase offers and I must submit requests accordingly. I acknowledge that the Fund may not make one or more tender offers and, therefore, proceeds from the repurchase of Fund shares may not be available to meet any applicable required minimum distributions. H. In connection with the Fund’s efforts to comply with applicable laws concerning money laundering and related activities, I represent, warrant and agree that to the best of my knowledge based upon reasonable diligence and investigation: 1. I am not (nor is any person or entity controlled by, controlling or under common control with me, or any of my beneficial owners) any of the following: a. A person or entity listed in the Annex to Executive Order 13224 (2001) issued by the President of the United States, which is posted on the website of the U.S. Department of Treasury (http://www.treas.gov). b. Named on the List of Specially Designated Nationals and Blocked Persons maintained by the U.S. Office of Foreign Assets Control, which is posted on the website of the U.S. Department of Treasury (http://www.treas.gov). c. A person or entity resident in, or whose subscription funds are transferred from or through an account in, any country or territory other than the United States. d. A person or entity resident in, or in the case of an entity organized or chartered under the laws of, a jurisdiction that has been designated by the Secretary of the U.S. Treasury under Sections 311 or 312 of the U.S.A. Patriot Act, and the regulations promulgated thereunder as warranting special measures due to money laundering concerns. For updates, see the website of the U.S. Department of Treasury (http://www.treas.gov). e. A foreign shell bank (See U.S.A. Patriot Act and related regulations for definition). f. A senior foreign political Figure. This restriction on senior foreign political Figures also applies to any immediate family member of such Figure or close associate of such Figure (See U.S.A. Patriot Act and related regulations for definition). 2. No proceeds that I have used to purchase shares of the Fund: a. Shall originate from, nor will they be routed through, a foreign shell bank or a bank organized or chartered under the laws of a foreign country or territory that has been designated as a “Non-Cooperative Jurisdiction” by the Financial Action Task Force. b. Have been or shall be derived from, or related to, any activity that is deemed criminal under U.S. law. c. Shall cause the Fund or the Investment Manager to be in violation of the U.S. Bank Secrecy Act and all other federal anti-money laundering regulations. 3. I understand and agree that if at any time it is discovered that any of the representations in this Section H are incorrect, or if otherwise required by applicable law related to money laundering and similar activities, the Investment Manager, in its sole discretion and notwithstanding anything to the contrary in the Fund’s Fund Agreements, as they may be amended or modified from time to time, undertake appropriate actions to ensure compliance with applicable law, including but not limited to freezing, segregating or redeeming my subscription in the Fund.

Hartford Schroders Private Opportunities Fund Investor Application Page 3 of 9 HF-10112_d (Rev. 12/22) 4. I further understand that the Fund or the Investment Manager or its agent may release confidential information about me and, if applicable, any underlying beneficial ownership, to proper authorities if the Fund or the Investment Manager or its agent, in their sole discretion, determines that it is in the best interests of the Fund in light of applicable law concerning money laundering and similar activities. 5. I agree to provide to the Fund any additional information that the Fund deems necessary or appropriate to ensure compliance with all applicable laws concerning money laundering and similar activities. I shall promptly notify the Fund if any of the representations in this Section H cease to be true and accurate. I agree to call the Fund if I need more information about Section H or if I am unsure whether any of the categories apply to me. I. I understand that the Fund and its affiliates are relying on the certification and agreements made herein regarding my status as an Accredited Investor and my eligibility to invest in the Fund. I understand that an investment in the Fund is not appropriate for, and may not be acquired by, any person who cannot make this certification, and, to the extent permitted by applicable law, agree to indemnify the Fund, the Investment Manager and its affiliates, and their respective directors, trustees, managers, members, shareholders, partners, officers, and employees and hold each of them harmless from any liability that they may incur as a result of this certification being untrue in any respect. J. The representations, warranties, agreements, undertakings and acknowledgments made by me in this Investor Application are made with the intent that they be relied upon by the Fund in determining my suitability as an investor in the Fund and shall survive my investment. I agree to provide, if requested, any additional information that may reasonably be required to determine eligibility to invest in the Fund or to enable the Fund to determine the Fund’s compliance with applicable regulatory requirements or tax status. In addition, I undertake to notify the Fund immediately of any change with respect to any of the information or representations made herein and to provide the Fund with such further information as the Fund may reasonably require. K. I acknowledge that this Investor Application shall be governed by and construed and enforced in accordance with the laws of the State of Delaware with all rights being governed by Delaware law without regard to any applicable rules relating to conflicts of laws. Hartford Schroders Private Opportunities Fund Subscription Agreement The Fund accepts investments from individuals or entities with a U.S. Social Security Number or Taxpayer Identification Number. Please note that the value of your account may be transferred to the appropriate state if no activity occurs in the account within the time period specified by state law. Initial Investment Subsequent Investment (Please complete Sections 1, 2, 6, 9, 10, and 11 only, unless changes to other Sections are needed) 1. Investment Instructions Initial Investment minimum for Class A and Class I Shares is $25,000. Subsequent investment minimum for Class A and Class I Shares is $10,000. Initial Investment minimum for Class SDR Shares is $5,000,000. Subsequent investments for Class SDR Shares may be made in any amount. $ ____________________Class A Shares purchase amount Sales Load: Yes No Amount ___________% The Investor acknowledges that a sales load of up to 3.5% of the Subscription Amount specified above may be charged by the Sales Agent in connection with this investment and that only the net amount, after deduction of the sales load, will be invested in the Fund. $ ____________________Class I Shares purchase amount $ ____________________Class SDR Shares purchase amount 2. Account Registration (check only one type below; may not be a minor) Section A Individual Joint* Individual Retirement Account (IRA) Owner’s Name (first, middle, last) Social Security Number Date of Birth (mm/dd/yyyy) Joint Owner’s Name (first, middle, last) Social Security Number Date of Birth (mm/dd/yyyy) *Joint tenants with rights of survivorship, unless otherwise noted.

Hartford Schroders Private Opportunities Fund Investor Application

Section B

☐ Limited Liability Company ☐ C Corporation ☐ S Corporation ☐ Partnership ☐ Non-Profit ☐ Statutory Trust
☐ Sole Proprietorship ☐ Regulated Financial Institution ☐ Governmental Entity ☐ Estate

Publicly traded: ☐ Yes ☐ No If 'Yes' was selected, list symbol here: ____________________

If Regulated Financial Institution Name of Primary Regulator ____________________________

Regulatory Registration ID ____________________________

Name of Entity	Tax Identification Number (TIN)		
Address (P.O. Boxes not allowed)	City	State	ZIP Code
Name of Primary Contact Person	Telephone Phone Number of Primary Contact Person		
Sole Proprietor Social Security Number (if applicable)	Sole Proprietor Date of Birth (if applicable)		

Notes: All legal entities are required to complete the Corporate Resolution Form (HF-10103). If you are opening an account for a Limited Liability Company, C Corporation, S Corporation, Partnership, Statutory Trust, or Non-Profit, you must also complete the Legal Entity Beneficial Ownership Certification Form, (HF-10098) and provide a formation document (e.g. Articles of Incorporation) that proves the legal existence of the entity.

If the legal entity is a Sole Proprietorship, the Sole Proprietor must provide their date of birth and SSN.

3. Mailing Address and Other Contact Information

(Investor Applications will only be accepted if they contain a U.S. street address.)

Street Address (If P.O. Box, please indicate the residential street address below)	City	State	ZIP Code
Daytime Telephone Number	Evening Telephone Number		
E-mail Address*	Fax Number		
☐ Additional Address or ☐ Residential/Street Address. Send copies of confirmation and statements for this account to:			
Name			
Street Address	City	State	ZIP Code

* Please note that by providing an e-mail address, you are consenting to electronic delivery of Fund documentation if and when it becomes available. Your selection applies to any periodic reports and all other account-related documents that the Fund will send to you. Many of the documents will contain confidential information that is specific to your private financial matters. Regardless of the delivery method you select, the Fund will take reasonable precautions to ensure the integrity, confidentiality and security of the documents, but will not be liable for any interception.

Note that you will first receive a hard copy trade confirmation with your account number which you will need to register your account on-line for electronic delivery. Once you register, the Fund will deliver a document to you by sending you an e-mail that contains a link to the document. Such selection will remain in effect as long as you maintain an investment with the Fund or until you notify the Fund of a change. The Fund does not impose any additional charge for electronic delivery, but you may incur charges from your Internet service provider and your telephone company or other Internet access provider. In addition, there are risks, such as systems outages, that are associated with electronic delivery.

HF-10112_d
Page 4 of 9
(Rev. 12/22)

Hartford Schroders Private Opportunities Fund Investor Application Page 5 of 9 HF-10112_d (Rev. 12/22) 4. Custodian Information (must be completed for IRA and custodied taxable accounts) Name Custodian Tax Identification Number Street Address (P.O. Boxes not allowed) City State ZIP Code Telephone Phone Number Client Account/BIN Number 5. Bank Information (For direct investments only, all custodied accounts must complete Section 4.) Please attach a voided, unsigned check or deposit slip for this bank account. If information on voided check differs from information on this Investor Application, the information from the voided check will be used. Bank Name Bank Telephone Number Bank Address City State ZIP Code Name(s) on Bank Account Bank Account Number ABA Number (available from your bank) This is a Checking Account or Savings Account or Brokerage Account 6. Broker/Dealer or Financial Advisor Information* (must be completed) Broker/Dealer or Other Advisory Firm or Financial Institution Name Investor Account Number at Firm Mailing Address (Branch) City State ZIP Code Telephone Number Firm CRD#/IARD# Representative Name Representative Telephone Number Representative CRD#/IARD# Representative Address City State ZIP Code Representative E-mail Address * Prospective Investors are advised and hereby acknowledge that the Investment Manager and/or its respective affiliates may pay ongoing consideration to intermediaries in connection with the offering and sale of Shares and/or ongoing services by such parties in connection therewith. 7. Distribution Instructions (Reinvestment required for IRAs) All distributions will be sent to the Investor at the address of record unless one of the following is checked: Send all distributions to the Custodian listed in Section 4. Send all distributions to the bank listed in Section 5.

Hartford Schroders Private Opportunities Fund Investor Application Page 6 of 9 HF-10112_d (Rev. 12/22) 8. Cost Basis Election The Fund has elected the average cost method as the default cost basis method for purposes of this requirement. If a Shareholder wishes to accept the average cost method as its default cost basis calculation method in respect of Shares in its account, the Shareholder does not need to take any additional action. If, however, a Shareholder wishes to affirmatively elect an alternative cost basis calculation method other than average cost in respect of its Shares, please select one of the following: FIFO (first in, first out) LIFO (last in, first out) LOFO (lowest in, first out) LILT (lowest long term, first out) HILT (highest long term, first out) HIST (highest short term, first out Specific Lot Identification HIFO (highest in, first out) 9. Accredited Investor Status (must be completed) I certify that I am an accredited investor at the time of my investment in the Fund because I satisfy one or more of the categories of qualified client listed below. The subscriber is: (write corresponding letter(s) in box provided) A. A natural person who individually or together with a spouse or spousal equivalent (i.e. a cohabitant occupying a relationship generally equivalent to that of a spouse) has a ‘‘net worth’’ in excess of $1.0 million. For purposes of determining net worth, i. the person’s primary residence shall not be included as an asset; ii. indebtedness that is secured by the person’s primary residence, up to the estimated fair market value of the primary residence at the time of the proposed subscription date, shall not be included as a liability (except that if the amount of such indebtedness outstanding at the proposed subscription date exceeds the amount outstanding 60 days before such date, other than as a result of the acquisition of the primary residence, the amount of such excess shall be included as a liability); and iii. indebtedness that is secured by the person’s primary residence in excess of the estimated fair market value of the primary residence at the proposed subscription date shall be included as a liability; B. A natural person who had a gross individual gross income in excess of $200,000 (or joint income together with a spouse or spousal equivalent (i.e. a cohabitant occupying a relationship generally equivalent to that of a spouse) in excess of $300,000) in each of the two previous years and reasonably expects a gross individual income in excess of $200,000 (or joint income together with a spouse or spousal equivalent in excess of $300,000) this year; C. A natural person holding in good standing one or more of the following professional certifications or designations administered by the Financial Industry Regulatory Authority, Inc. (FINRA): the General Securities Representative license (Series 7), the Private Securities Offerings Representative license (Series 82) and the Licensed Investment Adviser Representative (Series 65). D. An entity that has total assets in excess of $5,000,000 AND was not formed for the specific purpose of acquiring the securities offered, AND is any of the following: • a corporation; • a partnership; • a limited liability company; • a Massachusetts or similar business trust; OR • an organization described in Section 501(c)(3) of the Internal Revenue Code. E. An entity who is any of the following: • a trust, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000 and whose purchase is directed by a sophisticated person; • a bank, or any savings and loan association or other institution acting in its individual or fiduciary capacity; • a broker or dealer; • an insurance company;

Hartford Schroders Private Opportunities Fund Investor Application Page 7 of 9 HF-10112_d (Rev. 12/22) • a private business development company under the Investment Advisers Act of 1940 (“Advisers Act”); • a Small Business Investment Company licensed by the U.S. Small Business Administration; • a plan established and maintained by a State or any of its political subdivisions or any agency or instrument thereof for the benefit of its employees and has total assets in excess of $5,000,000; • an employee benefit plan within the meaning of ERISA, and the investment decision to acquire Shares has been made by a plan fiduciary, as defined in section 3(21) of ERISA, which is either a bank, savings and loan association, insurance company or registered investment adviser; • an employee benefit plan within the meaning of ERISA, and has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are ‘‘accredited investors’’; • an investment adviser registered with the U.S. Securities and Exchange Commission (SEC) or registered with any state; • an investment adviser exempted from registration with the SEC pursuant to section 203(l) of the Advisers Act; OR • a family office (as defined in Rule 202(a)(11)(G)-1 under the Advisers Act) not formed for the specific purpose of investing in the securities offered, with assets under management in excess of $5,000,000, whose investment is directed by a person who has such knowledge and experience in financial and business matters that such family office is capable of evaluating the merits and risks of the investment or a “family client” (as defined in Rule 202(a) (11)(G)-1 under the Advisers Act) of such a family office. F. An investment company or a business development company under the Investment Company Act of 1940, as amended; G. An entity in which all of the beneficial owners are investors described in one or more of categories A through F above. 10. Acknowledgment and Signature (All account owners/trustees must sign on the following page.) By signing below: • I certify that I have received and read the current Prospectus, Statement of Additional Information, Privacy Policy, and Investor Application of the Fund in which I am investing and agree to be bound by the terms and conditions of each. I certify that I have the authority and legal capacity to make this purchase and that I am of legal age in my state of residence. • I authorize Hartford Schroders Private Opportunities Fund and its agents to act upon instructions (by phone, in writing or other means) believed to be genuine and in accordance with the procedures described in the Prospectus for this account. I agree that neither Hartford Schroders Private Opportunities Fund nor the Investment Manager, its affiliate or the transfer agent will be liable for any loss, cost or expense for acting on such instructions. • I certify that I am not a Foreign Financial Institution as defined in the USA Patriot Act. Under penalty of perjury, I certify that: 1. The Social Security Number or Taxpayer Identification Number shown on this application is correct. 2. I am not subject to backup withholding because: (a) I am exempt from backup withholding; (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends; or (c) the IRS has notified me that I am no longer subject to backup withholding. 3. I am a U.S citizen or other U.S. Person (including resident alien). 4. I am exempt from FATCA reporting. Note: Cross out item 2 if you have been notified by the IRS that you are currently subject to backup withholding. The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid back-up withholding. An investment in the fund should be considered a speculative investment that entails substantial risks, including but not limited to: • Loss of capital, up to the entire amount of a shareholder’s investment • The fund’s shares are illiquid securities and an investment in the fund is appropriate only for those investors who do not require a liquid investment • Shares will not be listed on any national or other securities exchange and no secondary market is expected to develop for shares of the fund. • Shares are subject to substantial restrictions on transferability, and liquidity, if any, may be provided by the fund only through repurchase offers, which may, but are not required to, be made from time to time by the fund as determined by the fund’s board of trustees in its sole discretion • An investment in the fund is appropriate only for those investors who can tolerate a high degree of risk and do not require a liquid investment and for whom an investment in the fund does not constitute a complete investment program.

Hartford Schroders Private Opportunities Fund Investor Application Page 8 of 9 HF-10112_d (Rev. 12/22) __________________________________________________________________________________________________ _______________________ Signature of Owner, Trustee or Custodian Date Signed (mm/dd/yyyy) __________________________________________________________________________________________________ _______________________ Signature of Joint Owner, Trustee or Custodian (if applicable) Date Signed (mm/dd/yyyy) __________________________________________________________________________________________________ Name(s) of Authorized Signer(s) (for verification purposes) (print) __________________________________________________________________________________________________ Name(s) of Authorized Signer(s) (for verification purposes) (print) __________________________________________________________________________________________________ Name of Broker/Financial Advisor/Other Investor Representative (print) __________________________________________________________________________________________________ _______________________ Signature of Broker/Financial Advisor/Other Investor Representative Date Signed (mm/dd/yyyy) If this is an individual retirement account, the custodian or trustee of the account is also required to execute this Application below: If the subscriber(s) is purchasing Shares through a registered dealer or registered investment adviser that has full discretionary authority for the subscriber(s), then the broker, financial advisor or other investor representative is required to execute this Agreement below. 11. FINRA - Registered Brokers/Representatives must complete Section 11A. SEC - Registered Investment Adviser Representatives must complete Section 11B. A. Broker/Financial Professional Information & Signatures By signing below: • I certify that I am a broker, financial professional or other investor representative duly licensed or exempt from licensing and lawfully able to sell Shares in the jurisdiction of the legal residence of the subscriber. • I have reasonable grounds to believe that the information and representations concerning the subscriber contained herein are true, correct and complete in all respects. • I have verified that the form of ownership selected is accurate, secured all identifying and supporting documents, including, without limitation, copies of trust agreements, where applicable, and if other than individual ownership, verified that the individual executing on behalf of the subscriber is properly authorized and identified. • My firm has, acting in its capacity as agent, broker, financial professional or other investor representative, performed functions required by U.S. federal and state securities laws, including, but not limited to Know Your Customer, Patriot Act (AML and Customer Identification) as required by its relationship with the subscriber identified in this Subscription Agreement. __________________________________________________________________________________________________ Name of Broker/Financial Advisor/Other Investor Representative (print) __________________________________________________________________________________________________ _______________________ Signature of Broker/Financial Advisor/Other Investor Representative Date Signed (mm/dd/yyyy) __________________________________________________________________________________________________ Name of Registered Supervisory Principal (print) __________________________________________________________________________________________________ _______________________ Signature of Registered Supervisory Principal Date Signed (mm/dd/yyyy)

Hartford Schroders Private Opportunities Fund Investor Application Page 9 of 9 HF-10112_d (Rev. 12/22) B. Registered Investor Adviser/Investment Adviser Representative Information & Signatures By signing below: • I certify that my firm is a SEC-registered investment adviser duly licensed and lawfully able to transact business in Shares in the jurisdiction of the legal residence of the subscriber. • I have made every reasonable effort to determine the eligibility and Accredited Investor status of subscriber for this purchase of Shares and the information and representations concerning the subscriber contained herein are true, correct and complete in all respects. • I have verified that the form of ownership selected is accurate, secured all identifying and supporting documents, including, without limitation, copies of trust agreements, where applicable, and if other than individual ownership, verified that the individual executing on behalf of the subscriber is properly authorized and identified. In addition, I have taken reasonable steps to verify and document that the purpose and nature of the account is legitimate and that the client’s wealth and source of funds for this investment is not from criminal proceeds. • I represent and warrant that I have not made and will not make any representations concerning the Fund except as contained in the Prospectus or in sales materials provided by the Fund or the Distributor and that I have not and will not distribute any other sales material relating to the Fund without the prior written approval of Distributor. I further represent that I will retain such documents and records as required under applicable law and will make such documents and records available to (a) the Distributor or Fund upon request; and (b) representatives of the SEC, FINRA and applicable state securities administrators upon the Distributor’s or Fund’s receipt of an appropriate document subpoena or other appropriate request for documents from any such agency. • I agree to indemnify and hold harmless the Fund, Distributor, and their respective officers, directors, employees, affiliates or agents from and against any losses, claims, damages, liabilities or expenses (including reasonable attorneys’ fees and expenses) claimed to have resulted from (a) my negligence or violation of any applicable law or regulation; or (b) any breach of the representations and warranties set forth herein by me or any of my officers, directors, employees or agents. • My firm has, acting in its capacity as agent, broker, financial adviser or other investor representative, performed functions required by U.S. federal and state securities laws, including, as required by its relationship with the subscriber identified in this Subscription Agreement. __________________________________________________________________________________________________ Name of Investment Advisor/Other Investor Representative (print) __________________________________________________________________________________________________ _______________________ Signature of Investment Advisor/Other Investor Representative Date Signed (mm/dd/yyyy) __________________________________________________________________________________________________ Name of Registered Supervisory Principal (if applicable) (print) __________________________________________________________________________________________________ _______________________ Signature of Registered Supervisory Principal Date Signed (mm/dd/yyyy) Following a significant business disruption, Hartford Funds will execute its Business Continuity Plan with the goal of recovering and resuming operations as quickly as possible given the scope and severity of the disruption. For further information regarding our Business Continuity Plan, please visit the Business Continuity section of our website at www.hartfordfunds.com or contact Hartford Funds at the above number.